Exhibit 99.1

GT Advanced Technologies Provides Q4 CY12 Guidance Range, CY13 Preliminary Outlook

NASHUA, N.H.--(BUSINESS WIRE)--December 18, 2012--GT Advanced Technologies (NASDAQ: GTAT) today announced its guidance range for the fourth quarter ending December 31, 2012 and provided its preliminary outlook for fiscal year 2013 ending December 31, 2013.

For Q4CY12 and CY12 the company provided the following guidance:

  Revenue in the range of $95 million to $102 million in Q4CY12; $726 million to $733 million in CY12 with approximately 62% of CY12 revenue from polysilicon, 31% from sapphire, and 7% from PV
  The company expects to take a charge of $80 million to $90 million related to the write down of the majority of its DSS inventory and other inventory related charges. Excluding the effect of this charge, gross margin is expected in the range of 34% to 36% in Q4CY12; 38% to 40% in CY12
  The company is evaluating potential impairment related to goodwill, long-lived assets & other intangibles for the PV business that could impact Q4CY12. Excluding the impact of any such potential impairments, the company expects:
    Operating expenses in the range of $49 million to $51 million in Q4CY12; $151 million to $153 million in CY12.
    Research and development expenses in the range of $23 million to $25 million in Q4CY12; $71 million to 73 million in CY12.
  Capital expenditures in the range of $5 million to $7 million in Q4CY12; $41 million to $43 million in CY12
  An effective tax rate of 39% for CY12, excluding the charges related to inventory and any potential impairment charges
  Non-GAAP earnings per share on a fully-diluted basis from a loss of $0.05 to a loss of $0.10 in Q4CY12; $0.77 to $0.82 in CY12. The non-GAAP EPS range is based on a diluted outstanding share count of 121 million shares for CY12 and excludes the impact related to the inventory charges and any potential impairment charges related to goodwill, long-lived assets or intangibles as well as restructuring charges, stock compensation expense, contingent consideration, non-cash interest expense, amortization of intangible assets and acquisition expenses
  Balance sheet at the end of CY12 reflecting cash & cash equivalents of over $400 million and total debt of approximately $300 million

  The company expects to end CY12 with a backlog of approximately $1.2 billion. Based on current market conditions and uncertainty relative to the delivery timing of certain orders in backlog the company expects that approximately 25% of this backlog is at risk.

The company will report final Q4CY12 and CY12 results in February 2013.

For the company’s new fiscal year ending December 31, 2013, it provided the following preliminary outlook:

  Revenue in the range $500 million to $600 million with approximately 1% from the PV segment, 42% from polysilicon, and 57% from sapphire
  Gross margin in the range of 35% to 37%
  Operating expenses in the range of $152 million to $158 million, including $75 million to $80 million for R&D expenses
  Capital expenditures in the range of $11 million to $13 million
  Non-GAAP EPS on a fully-diluted basis in the range of $0.25 to $0.45 per share assuming a diluted outstanding share count of 124 million
  Year-ending cash balance in the range of $225 million to $275 million

“Our outlook reflects the soft market conditions and very tight lending environment in the solar and LED industries that we serve, as well as the overall challenging macroeconomic environment. We have taken actions to size our business in accordance with the environment and expect to remain profitable in CY13,” said Tom Gutierrez, president and chief executive officer. “While current market conditions are unlikely to improve over the next twelve months, we remain confident about our long term future and we expect to exit this downturn as a stronger more diversified company with market leading positions in several growth industries.”

The company held a webcasted conference call earlier today to discuss its CY12 and CY13 outlook. A replay of the call can be accessed through March 11, 2013 at http://investor.gtat.com/ (Select ‘Events’) or by dialing 617.801.6888 (Passcode: 83589413.)

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a diversified technology company with innovative crystal growth equipment and solutions for the global solar, LED and electronics industries. Our products accelerate the adoption of new advanced materials that improve performance and lower the cost of manufacturing. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), GT Advanced Technologies is providing additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of these non-GAAP financial measures helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts company performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing our performance to prior periods and to the performance of our competitors. Management also uses these measures in its financial and operational decision-making.

We define "non-GAAP net income" as GAAP net income excluding share-based compensation expense, amortization of acquired intangible assets, acquisition and acquisition related expenses, contingent consideration, the non-cash portion of interest expense, restructuring costs and any other potential impairments related to goodwill, intangible assets & long-lived assets.

We define "non-GAAP earnings per share on a fully-diluted basis" as our non-GAAP net income divided by our weighted average shares outstanding on a fully-diluted basis.

We consider non-GAAP net income to be an important indicator of our operational strength and performance of our business because it eliminates the effects of events that are not part of the Company's core operations.

Forward-Looking Statements

Certain of the information in this press release relate to the Company’s future expectations, plans and prospects for its business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: financial guidance (including expected ranges of financial results) related to the fourth quarter of calendar year 2012, calendar year 2012 and the fiscal year ending December 31, 2013 (including guidance (or range of results) for each of these periods related to: revenue, percentage of revenue attributable to the Company’s three business segments, gross margin (which excludes the effect of charges for the the fourth quarter of calendar year 2012 with respect to the gross margin for such quarter and the calendar year 2012); the expected charge related to the write down of the majority of its DSS inventory and other inventory related charges in the the fourth quarter of calendar year 2012, the potential impairment related to goodwill, long-lived assets & other intangibles for the PV business that could impact the 2012 December quarter;anticipated expenses for the fourth quarter of calendar year 2012 and for the full calendar year 2012 (excluding the impact of potential impairments), including operating expenses, research and development expenses, capital expenditures and effective tax rate; non-GAAP earnings per share for the fourth quarter of calendar year 2012 and for the full calendar year 2012; Company’s expected cash balance at December 31, 2012; Company’s guidance (preliminary outlook) for fiscal year ending December 31, 2013, including expected revenue, percentage of revenue attributable to the Company’s three business segments, gross margin, operating expenses (including for research and development expenses), capital expenditures, non-GAAP earnings per share and cash balance at December 31, 2013; expected year-ending backlog, expected continued soft market conditions and very tight lending environment in the solar and LED industries and the continued challenging macroeconomic environment; the effect of actions aimed at sizing the business to the environment; whether the Company is profitable in calendar year 2013; Company does not expect current market conditions to improve over the next twelve months; Company is targeting key areas of development including new sapphire applications and next generation solar technology, as well as diversification programs into silicon carbide and gallium nitride, which the Company believes will contribute to the Company’s long term growth.These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company's control, which could cause actual events to differ materially from those expressed or implied by the statements. Other factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the impact of continued decreased demand and/or excess capacity in the markets for the output of our solar and sapphire equipment, general economic conditions and the tightening credit market having an adverse impact on demand for the Company’s products, the possibility that changes in government incentives may reduce demand for solar products, which would, in turn, reduce demand for our equipment, technological changes could render existing products or technologies obsolete, the Company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company's products and various other risks as outlined in GT Advanced Technologies Inc.'s filings with the Securities and Exchange Commission, including the statements under the heading "Risk Factors" in the company's quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2012. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:
GT Advanced Technologies
Media
Jeff Nestel-Patt, 603-204-2883
jeff.nestelpatt@gtat.com
or
Investors/Analysts
Ryan Blair, 603-681-3869
ryan.blair@gtat.com